CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 15, 2012 with respect to the consolidated financial statements and schedule included in the Annual Report of American Realty Capital Trust, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2011.  We hereby consent to the incorporation by reference of said report in the Registration Statement of American Realty Capital Trust, Inc. on Form S-3 (File No. 333-175589, effective July 15, 2011).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
February 15, 2012